EXHIBIT 10.48

RESTAURANT BRANDS INTERNATIONAL INC.

ANNUAL BONUS PROGRAM

Confidential and Proprietary Information. This Plan Document is for the exclusive use of employees of Restaurant Brands International Inc. None of the material contained herein may be copied or utilized in any form or by any means without the express written authorization of an Officer of Restaurant Brands International Inc.

CONTENTS

1.	Objective..........................................................................................................................................................................	12
2.	Terminology......................................................................................................................................................................	12
3.	Bonus Payout Eligibility Rules........................................................................................................................	14
	3.1 Changes in Job or Employment Status; Brand Transfers..........................................................................	14
	3.2 Termination Due to Death or Retirement................................................................................................	16
4.	Qualifiers.........................................................................................................................................................................	16
5.	Haircut.............................................................................................................................................................................	17
6.	Bonus Payout Calculation..............................................................................................................................	17
	6.1 Target Bonus............................................................................................................................................	17
	6.2 Achievement Percentage.........................................................................................................................	17
	6.3 Multiplier.................................................................................................................................................	17
7.	Payment Distribution.....................................................................................................................................	18
8.	US Taxpayers..................................................................................................................................................	18
9.	Plan Administrators.......................................................................................................................................	18
10.	General Provisions.........................................................................................................................................	18
11.	Data Privacy...................................................................................................................................................	19
12.	Governing Law...............................................................................................................................................	19

1.	Objective
The objective of this Annual Bonus Program (the “Program”) is to set forth the terminology, process and rules used to determine payment, if any, under the Program.

2.	Terminology
ACHIEVEMENT PERCENTAGE is defined in Section 6.2.

ANNUAL BASE PAY is the Participant’s annual base salary on September 30 of the Plan Year considered for the Target Bonus calculation. For purposes of clarity, the term Annual Base Pay does not include any bonuses, holiday pay or thirteenth month salaries that may be paid to a Participant.

BONUS PAYMENT DATE is the date the bonus is paid, to be determined by the Company in its sole discretion. For U.S. Participants, the Bonus Payment Date will be a date during the calendar year following the close of the applicable Plan Year but in no event later than the 15th day of the third calendar month of such following calendar year.

BRAND refers to one of the restaurant brands directly or indirectly owned by the Company, and “Brands” refers to all of them.

BUSINESS ACHIEVEMENT is defined in Section 6.2.

COMPANY is Restaurant Brands International, Inc., including the subsidiaries directly and directly controlled by it and the Brands.

CONTROL means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise (and the terms "controlling” and "controlled" having corollary meanings).

DEPARTMENT is defined as all employees supervised by the terminated employee or, in case of employees without direct reports, all direct reports of the terminated employee’s supervisor.

EBITDA means earnings before interest, taxes, depreciation and amortization. It is a metric to evaluate profitability and is determined by the Company, in its sole discretion.

ENTITY means an organizational unit with a clear owner or responsible person. It groups employees under a common set of goals, activities and management. It can be a function at the corporate level such as “Finance” or “Legal”; a region structure such as “EMEA” or “North America”; a country such as “Canada”; a division such as “Western Canada”; or a business unit such as “Retail”.

HAIRCUT is a penalty or reduction of a Participant’s total bonus amount if a specific Company-wide or individual metric is not achieved.

INDIVIDUAL ACHIEVEMENT is defined in Section 6.2.

KPI means Key Performance Indicator and is the definition of a particular goal or project that measures the achievement of an MBO.

KPI FINAL ACHIEVEMENT is the percentage of accomplishment of a “KPI” target.

KPI SCORE is the KPI Final Achievement and its contribution to the final result. It is calculated by using the following formula:

KPI weight (%)	X	Final Achievement (%)	=	KPI Score

L1 means direct reports to the Company’s Chief Executive Officer.

L2 means direct reports to L1.

L3 means direct reports to L2.

LINE OF SIGHT (LOS) represents the Entities most impacted by an employee’s position. The LOS is used to calculate the Business Achievement portion of the Annual Bonus. The LOS principles can be found in the LOS Policy on RBI Connect.

MANAGEMENT BY OBJECTIVES or MBO is a process of defining and aligning objectives within the Company so that the performance of all employees can be objectively measured. The MBO process ensures focus on main initiatives and helps to prioritize actions to support achievement of Company results. MBO has also been used to refer to main business objectives (i.e. individual objectives or goals).

MBO COMMITTEE is the committee responsible for reviewing, establishing targets and approving all KPI changes requested during the Plan Year. It is also responsible for determining Final Achievement for each KPI.

MULTIPLIER is defined in Section 6.3.

PARTICIPANTS means those Company employees who are eligible to earn and receive a bonus payout under this Program, as defined in section 3.1.

PLAN YEAR means the year that performance is measured and for which bonus payments, if any, are calculated.

QUALIFIERS means the conditions that must be met in order for a bonus to be payable under the Program.

RETIREMENT means a termination of service by an employee on or after the later of (i) an employee’s 55th birthday and (ii) completion of five years of service with the Company.
TARGET is the value of the goal to be reached within one KPI; it also represents the expected level of performance.

TARGET BONUS is defined in Section 4.1.

TARGET BONUS PERCENTAGE means the percentage established by the Company which will be multiplied by the Participant’s Annual Base Pay to determine the Participant’s Target Bonus. The Target Bonus Percentage is generally tied to an employee’s pay band.

3.	Bonus Payout Eligibility Rules

Restaurant-level employees and employees who are eligible for participation in another incentive or bonus plan are not eligible for participation in the Program, unless otherwise stated. Interns, contractors, and other temporary workers are also not eligible for participation in the Program.
Bonuses will be earned, if at all, on the Bonus Payment Date, except as otherwise required by applicable law. Participants must be actively employed on the Bonus Payment Date to be eligible to receive a bonus payout; provided, however, for Participants who are not actively employed on Bonus Payment Date and who do not fall within those circumstances described in Sections 3.1 through 3.2, the following rules apply:

i.	Participants who are involuntarily terminated by the Company before September 30th of the Plan Year will not be eligible for bonus payout for the Plan Year (or any future Plan Year).

ii.
Participants who are involuntarily terminated by the Company after September 30th of the Plan Year are eligible to receive a bonus payout for that Plan Year and will be scored based on their Individual Achievement as approved by the MBO Committee. Where the Individual Achievement cannot be measured, the Participant will be scored at 75% or the average achievement score of the department they last worked in, whichever is less. Such Participants will not be eligible for a bonus payout for any future Plan Year.

iii.	Participants who voluntarily terminate their employment with the Company prior to Bonus Payment Date are ineligible for bonus payout under this Program.

NOTICE TO EMPLOYEES OUTSIDE THE U.S.

For purposes of clarity, even if an employee is terminated without cause or is otherwise found by a court of competent jurisdiction to have been wrongfully terminated prior to the Bonus Payment Date, the employee will receive no incentive bonus payout or pro-rated bonus payout under the Program (except as set forth in item (ii) above) unless he/she was actively employed on the Bonus Payment Date, and (i) the notice or pay in lieu of notice that the employee receives will not have any component for damages representing any bonus payout over any period of notice and (ii) the employee will not be eligible for a bonus payout under the Program or any other bonus payout for such period, except as required by applicable employment standards legislation, in which case such minimum prescribed period under the applicable employment standards legislation shall apply.

3.1. Changes in Job or Employment Status; Brand Transfers

a)	New employees who become eligible for participation in the Program after September 30th will not be entitled to a bonus payout for that Plan Year.

b)	New employees who become eligible for participation in the Program on or before March 31st will have the full Plan Year considered for their bonus calculation.

c)
New employees who become eligible for participation in the Program between April 1st and September 30th; Participants who change jobs between April 1st and September 30th; and Participants who are involuntarily terminated after September 30th will have their bonus payment pro-rated based on the pro-rating event date as defined on the table below:

Date of pro-rating event	From 1st through 15th day of month	From 16th through last day of month
Newly eligible Participant during year	Month counted	Month not counted
Change in Target Bonus during year	New Target Incentive Percentage applies as of month in which change occurs	New Target Incentive Percentage applies as of month following month in which change occurs
Termination after September 30	Month not counted	Month counted

d)
Participants who change jobs (including by taking a position with a different brand within the Company) on or before March 31st will not have their bonus pro-rated. The calculation will consider Participant’s full year with Participant’s second position characteristics (e.g. Final Achievement, Annual Base Pay, Target Bonus, and Line of Sight).

e)
Participants who change jobs (including by taking a position with a different brand within the Company) after September 30th will not have their bonus pro-rated. The calculation will consider Participant’s full year with Participant’s prior position characteristics (e.g. Final Achievement, Annual Base Pay, Target Bonus, and Line of Sight).

f)
The Individual Achievement of Participants covered by the GBS Excellence Program will be based on their Excellence Program Score. If a Participant transfers to GBS during the Plan Year, then their Individual Achievement will be based on their Excellence Program Score for the number of quarters covered by the GBS Excellence Program and weighted in accordance with the rules of such program. The Individual Achievement for the remaining quarters will be weighted equally based on MBO achievement.

g)
If Participant is absent from work for any reason such as illness, disability, service in the armed forces, or is able to work only part-time during the year, the Company will determine if Participant is entitled to a bonus applying the following rules:

Leave of Absence up to THREE months during the plan year	Leave of Absence over THREE months AND up to NINE months during the plan year	Leave of Absence over nine months during the plan year
Annual Base Pay will be used to calculate bonus payout, if any. No pro-ration will apply.	Annual Base Pay used to calculate bonus payout, if any, will be pro-rated based on the number of months by which the Participant’s leave exceeds three months during the Plan Year.	Participant is ineligible to earn a bonus under the Program for the Plan Year if Participant is on leave for nine (9) months or more during that Plan Year.
For purposes of leave of absences, proration will be based on actual days worked and not the proration method described in Section 3.1 c. Time absent will be tracked based on the Plan year and reset at the beginning of the following year.
To the extent the bonus payout adversely affects a participant’s short-term or long-term disability benefits, the participant may request to receive the bonus payout no later than 30 days following his or her return to active employment status or following termination of employment, whichever occurs first.
Each case under this Section 3.1(f) will be handled on the basis of its own circumstances and in compliance with all applicable laws.
Participants who are on leave before the end of the Plan Year, will be scored based on their Individual Achievement as measured by the MBO Committee. Where the Individual Achievement cannot be measured, the Participant will be scored at 75% or the average achievement score of the department they last worked in, whichever is less.
3.2. Termination Due to Death or Retirement
In the event of the death or Retirement of a Participant prior to the Bonus Payment Date, any bonus payout earned while actively employed will be paid on a pro-rata basis, from the beginning of the Plan Year through the date of death or Retirement, as applicable.

4.	Qualifiers
Qualifiers are hurdles that even if all other conditions for a bonus payout are met, must be accomplished for a bonus to be paid. It represents minimum prerequisites that must be met for business success. The current qualifiers are as follows:

a.	Achievement of at least 80% of targeted growth in RBI Worldwide EBITDA*;

b.	Achieve RBI Worldwide total ZBB;

c.	Achieve Entity ZBB, Entity G&A or Budget;

d.	Achieve L2 Entity ZBB, Entity G&A or Budget, if applicable; and

e.	For each Participant, minimum 50% individual achievement.
* Exception: At the discretion of the MBO Committee, the Company may consider a RBI Multiplier of up to 60% for Entities that achieve 100% or more of the Business Achievement Target. Other exceptions may be made on Upper Line of Sight business achievement for Regions/Sub-Regions/Countries that achieve 100% or more on their Business Achievement Target. The MBO Committee may also add qualifiers through the year as business needs arise.

5.	Haircut
A haircut may be applied to a Participant’s entire Bonus Payout. Each Plan Year, the Company will establish the haircuts for that Plan Year and applicable penalty for each.

6.	Bonus Payout Calculation
The three key components in determining the annual bonus payout, subject to any applicable pro-ration rules set out above are:

Target Bonus	X	Achievement Percentage	X	Multiplier	=	Bonus Payout

6.1. Target Bonus
A Participant’s Target Bonus is his or her Annual Base Pay, multiplied by his or her Target Bonus Percentage.
6.2. Achievement Percentage
The Achievement Percentage is the sum of the Individual Achievement and Business Achievement, each of which accounts for 50% of the Achievement Percentage, divided by 2.
i) Individual Achievement: Individual Achievement is measured by the sum of all KPI scores. It accounts for 50% of the Achievement Percentage.
ii) Business Achievement: Business Achievement is calculated based on the financial performance (EBITDA growth) of the Participant’s Line of Sight (LOS) Entities. It accounts for the other 50% of the Achievement Percentage. The LOS Principles can be found in the LOS Policy on RBI Connect.
6.3. Multiplier
The Multiplier is based on the Company’s EBITDA growth and may increase (or decrease) any bonus payout from 50% - 150%. The multiplier starts from a threshold of 50% and it increases linearly according to performance until reaching the maximum of 150%. The Multiplier will be 0 if the minimum threshold is not met.
The following table outlines the weighting and score ranges for all performance components of the bonus calculation:

Component	Weight	Threshold	Maximum	Max Potential as a % of Target
Individual	50%	50%	100%	172.5%
Upper Entity	20%	50%	100%
Lower Entity	30%	50%	150%
Global Multiplier	0	50%	150%

For example, if an employee with a target bonus of $20,000 achieves 90% on their Individual Performance, 100% of their Business Achievement and 110% achievement on their Global Multiplier, their bonus payout will be calculated as follows:

Target Bonus	X	Achievement Percentage*	X	Multiplier	=	Bonus Payout
$20,000	X	(90% + 100%) 2	X	110%	=	$20,900
* The Achievement percentage is made up of a Business Achievement component which is weighted 50% and consists of an Upper Line of Sight Achievement (20%) and a Lower Line of Sight Achievement (30%).

7.	Payment Distribution
Bonus payouts will be made in the form of direct deposit (or a cheque where required and approved), separate from the regular payroll deposit, and will be subject to normal deductions and withholdings as required by law.

8.	US Taxpayers
For U.S. taxpayers: All compensation payable under this Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code or any exceptions or exemptions to such requirements. The parties intend that to the maximum extent permitted this Plan and any related agreements shall be interpreted in accordance with such intent. The Company shall have no liability to any Participant if this Plan or any amounts paid or payable hereunder are subject to Code Section 409A or the additional tax thereunder.

9.	Plan Administration
This Program is authorized under the Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Plan”), and all bonus payouts are considered cash-based awards under the Omnibus Plan. This Program shall be administered by the Compensation Committee and the Company Chief Executive Officer as provided herein, provided that the Program shall be administered on a day-to-day basis by the Company’s Total Rewards Department and/or MBO Committee. This plan document governs all plan interpretations and Participant eligibility.

10.	General Provisions
The Company’s obligations and/or the financial and performance objectives under this Program may be modified in such manner and to such extent as the Company, in its sole discretion, deems necessary, or as may be necessary to comply with applicable law. The payment of a bonus in one year does not give a Participant the right to receive a bonus payout in any future years. Additionally, the Company reserves the right to amend or terminate the Program at any time before the end of a Plan Year and, if so terminated, the Company will be liable for payment of a bonus under the Program only up to the date of termination and only if the measures used to evaluate Business Achievement have been achieved. This Program may not be succeeded by similar programs in future years and an employee may not necessarily participate in any future bonus programs that the Company may establish. The Program is not a contract of employment between a Participant and the Company. The Program does not grant any rights of continued employment to any Participant. In the event of a conflict between the terms of the Program and a Participant’s employment agreement or offer, promotion or confirmation letter with the Company or one of its Affiliates (an “Employment Agreement”), the terms of the Employment Agreement will control. All bonus payouts will be made at the discretion of the Company’s Chief Executive Officer and Board of Directors and will reflect the Company’s desire to reward not only performance, but also our “quality of earnings”, the Participant’s compliance with the Company’s accounting and financial policies, Code of Business Ethics and Conduct, and other Company policies and procedures. The Company reserves the right to reduce or deny a bonus payout on this basis. If a Participant has received this plan document or any other document related to the Program translated into a language other than English and if the translated version is different than the English version, the English version will control.

11.	Data Privacy
By accepting a bonus payout under the Program, (a) the Participant consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Participant’s employer, the Company, its subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing (“Administering”) the Program; (b) the Participant acknowledges that the Company and the Participant’s employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of any entitlement to a payout under the Program (“Data”), for the purpose of Administering the Program and Participant agrees that Data may be transferred to any third parties assisting in Administering the Program, that these recipients may be located in the Participant’s country, or elsewhere, and that the Participant’s country may have different data privacy laws and protections than the country in which the Data is received, used, retained or transferred; (c) Participant agrees that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative; (d) Participant authorizes the recipients to receive, use, retain and transfer the Data, in electronic or other form, for the purposes of Administering the Program; (e) Participant understands and acknowledges that Data will be held only as long as is necessary for Administering Participant’s participation in the Program, that Participant may, at any time, view Data, request information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative; and that refusal or withdrawal of consent may affect Participant’s ability to participate in the Program. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant may contact his or her local People Business Partner.

12.	Governing Law
The Plan will be governed by and construed in accordance with the laws of the Country, province and/or state in which the Participant is employed